UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2006

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24537 (Commission File Number)	04-3053198 (IRS Employer Identification No.)

300 Technology Square
Cambridge, MA  02139
(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On August 31, 2006, Dyax Corp. issued a press release providing an update on the regulatory pathway for the DX-88 program in hereditary angioedema.  Pursuant to Item 7.01, a copy of the press release is hereby furnished to the Commission as Exhibit 99.1 to this report.

Item 8.01.              Other Events.

On August 31, 2006, Dyax announced that it has received guidance in a recent meeting with the U.S. Food and Drug Administration’s (FDA) Center for Drug Evaluation and Research, Division of Pulmonary and Allergy Products regarding the pathway for BLA submission and approval of DX-88 (ecallantide), an Orphan Drug candidate for treatment of acute attacks of hereditary angioedema (HAE).

In the meeting, the FDA concurred that the 30 mg subcutaneous (SC) dose is the appropriate dose and confirmed that a dose ranging study will not be required.  The FDA also confirmed that endpoints used in Dyax’s ongoing pivotal Phase III (EDEMA3) trial are acceptable for establishing safety and efficacy.  However, the FDA did recommend that a small confirmatory placebo-controlled trial be conducted.  This trial will further support the validity of the patient reported outcome (PRO) instrument used for demonstrating efficacy in the EDEMA3 trial.  Although Dyax has not finalized the scope of the new trial at this time, the FDA has agreed that the new study can be a small, placebo-controlled trial, enrolling both naïve and non-naïve patients, and that it need only confirm the superiority of the 30 mg SC dose over placebo.  With this new information and confirmation of the fixed 30 mg SC dose, Dyax and Genzyme are now targeting regulatory approval in the U.S. in the second half of 2008, followed by approval in the E.U.

This report contains forward-looking statements, including statements regarding the potential administration, dosing, safety and therapeutic benefit of DX-88 for HAE and plans for its development and regulatory approvals.  Statements that are not historical facts are based on Dyax’s current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax competes.  The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements.  Important factors which may affect the potential administration, dosing, safety and therapeutic benefit of DX-88 for HAE and plans for its development and regulatory approvals include the risks that: DX-88 may not show sufficient therapeutic effect or an acceptable safety profile in clinical trials or could take a significantly longer time to gain regulatory approval than Dyax expects or may never gain approval; others may develop technologies or products superior to DX-88 or that are on the market before it; DX-88 may not gain market acceptance; Dyax is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacture, marketing, sales and distribution of DX-88; and other risk factors described or referred to in Dyax’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission.  Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this release.  These statements speak only as of the date of this release, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Dyax Corp. dated August 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: August 31, 2006	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
General Counsel and
Executive Vice President,
Corporate Communications

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Dyax Corp. dated August 31, 2006.